UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011 (October 21, 2011)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200
Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02                                           Termination of a Material Definitive Agreement.

On October 21, 2011, the Agreement and Plan of Merger and Reorganization, dated July 19, 2011 and as amended August 8, 2011 (the “Merger Agreement”), by and among Allos Therapeutics, Inc. (“Allos”), AMAG Pharmaceuticals, Inc. (“AMAG”) and Alamo Acquisition Sub, Inc., a wholly-owned subsidiary of AMAG, was terminated pursuant to Section 8.1(e) of the Merger Agreement.

The Merger Agreement was terminated by AMAG following the October 21, 2011, special meeting of AMAG stockholders at which AMAG’s stockholders voted against the issuance of shares of AMAG common stock to Allos’ stockholders in the proposed merger contemplated by the Merger Agreement.  Separately, holders of a majority of Allos’ outstanding common stock voted in favor of the adoption of the Merger Agreement at a special meeting of Allos stockholders held on October 21, 2011.

In accordance with Section 8.3(c) of the Merger Agreement, AMAG will pay Allos $2 million as reimbursement for its expenses in connection with the termination of the Merger Agreement.

Upon the termination of the Merger Agreement, the Amendment, dated as of July 19, 2011, to the Rights Agreement, dated May 6, 2003, as amended on March 4, 2005, January 29, 2007 and July 17, 2009, between Allos and Mellon Investor Services LLC, and the Voting Agreements, dated as of July 19, 2011, between Allos and each of the directors and the then-current named executive officers of AMAG, terminated pursuant to their terms.

Section 5 — Corporate Governance and Management

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Allos (the “Special Meeting”) was held on October 21, 2011, for the following purposes:

•                  To approve the adoption of the Merger Agreement;

•                  To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the proposal to adopt the Merger Agreement; and

•                  To approve, on an advisory basis, the “golden parachute” compensation that Allos’ named executive officers may have potentially received in connection with the merger.

At the Special Meeting, the adoption of the Merger Agreement was approved.  The adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the proposal to adopt the Merger Agreement was also approved.  Finally, the stockholders of the Company approved, on an advisory basis, the “golden parachute” compensation that Allos’ named executive officers may potentially have received in connection with the Merger.  The final voting results on each of the matters submitted to a vote of Allos stockholders at the Special Meeting are as follows:

		For	Against	Abstentions	Broker Non-Votes
1.	Adoption of Merger Agreement	67,265,122	11,642,673	68,614	0

		For	Against	Abstentions	Broker Non-Votes
2.	Adjournment of Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement	64,675,444	14,214,796	86,169	0

		For	Against	Abstentions	Broker Non-Votes
3.	Approval, on an advisory basis, of the “golden parachute” compensation that Allos’ named executive officers may have potentially received in the Merger	73,042,348	5,428,513	505,548	0

Section 8 — Other Events

Item 8.01                                           Other Events.

On October 21, 2011, Allos issued a press release announcing the termination of the Merger Agreement, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 24, 2011

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release